INVESTORS:	MEDIA:
Kevin Twomey	Karen Rugen
717-731-6540	717-730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

RITE AID ANNOUNCES FOURTH QUARTER AND FISCAL 2007 RESULTS

•	Reports Fourth Quarter Income of $.01 Per Diluted Share, Full Year Loss of $.01 Per Diluted Share

•	Reports Fourth Quarter Adjusted EBITDA of $201.0 Million, Full Year Adjusted EBITDA of $696.9 Million

•	Provides Fiscal 2008 Guidance, Including Anticipated Impact Of Brooks Eckerd Acquisition
Expected To Close By End Of May

•	Estimates Brooks Eckerd Acquisition To Be Accretive To EPS In Fiscal 2009 By $.18 to $.20 Per Diluted Share

CAMP HILL, PA, April 12, 2007—Rite Aid Corporation (NYSE: RAD) today announced financial results for its fourth quarter and fiscal year ended March 3, 2007.

Revenues for the 13-week fourth quarter were $4.56 billion versus revenues of $4.77 billion in the prior year

14-week fourth quarter, a 4.4 percent decrease due to one less week in this year’s fourth quarter. The company’s fiscal 2007 had 52 weeks compared to 53 weeks in fiscal 2006, with the extra week in last year’s fourth quarter contributing approximately $345 million in revenues.

Same store sales for the 13-week fourth quarter increased 3.0 percent over the prior year 13-week comparable period, consisting of a 4.1 percent pharmacy same store sales increase and a 1.2 percent increase in front-end same store sales. The number of prescriptions filled in comparable drugstores increased 1.5 percent. Prescription sales accounted for 62.6 percent of total sales, and third party prescription sales represented 95.5 percent of pharmacy sales.

Net income for the fourth quarter was $15.1 million or $.01 per diluted share compared to last year’s fourth quarter of $1.246 billion or $1.83 per diluted share. Last year’s fourth quarter included a $1.231 billion or $1.82 per diluted share income tax benefit and a $.01 per diluted share benefit from the reversal of a $20 million accrual that had been established in fiscal 2003 for potential liability arising out of an investigation into prior management’s business practices. Included in this year’s fourth quarter results was an $18.7 million charge for the early redemption of debt and a LIFO charge of $16.2 million compared to last year’s LIFO charge of $9.4 million. Offsetting these negative factors was an increase in adjusted EBITDA of $19.6 million and a lower store closing and impairment charge of $25.2 million compared to last year’s $42.4 million charge.

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Rite Aid FY’07 Q4 Press Release - page 2

Adjusted EBITDA (which is reconciled to net income on the attached table) was $201.0 million or 4.4 percent of revenues for the 13-week fourth quarter compared to $181.4 million or 3.8 percent of revenues for last year’s

14-week fourth quarter, with last year’s extra week contributing approximately $15.0 million of adjusted EBITDA. The $19.6 million increase in year over year adjusted EBITDA is primarily due to an improvement in gross margin rate and a reduction in expenses in relation to revenues.

In the fourth quarter, the company opened 19 stores, relocated 32 stores and closed 8 stores. Stores in operation at the end of the quarter totaled 3,333.

A significant event in the quarter was the overwhelming Rite Aid stockholder approval of the company’s pending acquisition of approximately 1,850 Brooks and Eckerd stores and six distribution centers. As announced today, the acquisition is expected to close by the end of May, pending final regulatory approval and the satisfaction of customary closing conditions.

“Our fourth quarter was a good finish to a milestone year for Rite Aid, in which we turned our pharmacy business around and reached agreement on an acquisition that will increase our store base by more than 50 percent -- giving us the scale to better compete with our drugstore competitors,” said Mary Sammons, Rite Aid president and CEO. “During the quarter, we achieved a solid increase in adjusted EBITDA, margin rate improvement and excellent expense control. We saw the same positive pharmacy trends in the quarter that we saw throughout fiscal 2007 -- a year where we also improved our bottom-line performance with good expense control, opened more than 100 new and relocated Customer World stores and gained a significant number of senior customers with our focus on Medicare Part D and our Living More senior loyalty program. At the same time we improved our core business, we developed an extensive, detailed integration plan for the upcoming Brooks and Eckerd integration and are ready to hit the ground running.”

Year-End Results

For the 52-week fiscal year ended March 3, 2007, Rite Aid had revenues of $17.5 billion as compared to revenues of $17.3 billion for the 53-week prior year, which included an additional approximate $345 million in revenues because of the extra week. Revenues year-over-year increased 1.4%.

Same store sales for the 52-week year increased 3.4 percent over the prior 52-week comparable period. This increase consisted of a 4.4 percent pharmacy same store sales increase and a 1.9 percent increase in front-end same store sales. The number of prescriptions filled in comparable drugstores increased 2.0 percent. Prescription sales accounted for 63.7 percent of total sales, and third party prescription sales were 95.4 percent of pharmacy sales.

Net income for the year was $26.8 million but a loss of $.01 per diluted share because of the negative impact of preferred stock dividends. This compared to last year’s net income of $1.273 billion or $1.89 per diluted share, including a $1.239 billion or $1.90 per diluted share income tax benefit and a $.01 per diluted share benefit from the reversal of a $20 million accrual established in fiscal 2003 for potential liability arising out of an investigation into prior management’s business practices. Included in the results were a LIFO charge of $43.0 million compared to last year’s charge of $32.2 million and depreciation and amortization expense of $270.3 million compared to last year’s expense of $249.8 million. Partially offsetting these negative factors was an increase in adjusted EBITDA of $21.3 million and store closing and impairment charges of $49.3 million compared to last year’s $68.7 million charge.

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Rite Aid FY’07 Q4 Press Release - page 3

Adjusted EBITDA (which is reconciled to net income on the attached table) was $696.9 million or 4.0 percent of revenues for the 52-week year compared to $675.6 million or 3.9 percent of revenues for the 53-week previous year, with the extra week accounting for approximately $15.0 million in adjusted EBITDA. The $21.3 million increase in year-over-year adjusted EBITDA is primarily due to the increase in revenues and a reduction in expenses in relation to revenues.

For the year, the company opened 40 new stores, relocated 66 stores, acquired two stores, closed 32 stores and remodeled 19 stores. Stores in operation at the end of the year totaled 3,333.

Company Announces Fiscal 2008 Guidance, Including Nine Months of Acquired Operations

Because the acquisition of Brooks Eckerd is expected to close by the end of May, Rite Aid’s fiscal 2008 guidance includes nine months of the acquired operations. The company said it expects total sales for fiscal 2008 to be between $25.3 billion and $26.0 billion. Same store sales, which will not include the acquired stores until one year after close, are expected to improve 3.8 percent to 5.8 percent over fiscal 2007. Adjusted EBITDA (which is reconciled to net loss on the attached table) is expected to be between $1.0 billion and $1.1 billion and includes nine months of acquisition-related cost savings of approximately $155 million, which are expected to come in the areas of merchandising, purchasing, advertising, distribution and administration. Net loss for fiscal 2008 is expected to be between $47 million and $129 million or a loss per diluted share of $.11 to $.23 and includes estimated expense of integrating the acquired stores of $145 million. Capital expenditures, including integration capital expenditures but excluding proceeds from sale and leaseback transactions, are expected to be between $825 million and $875 million. Proceeds from sale and leaseback transactions are expected to be approximately $100 million.

Brooks Eckerd Acquisition Expected To Be Accretive in Fiscal 2009 by $.18 to $.20 Per Diluted Share

The company said it expects to limit activities to integrate the Brooks and Eckerd stores during the calendar 2007 holiday season to minimize disruptions to customers. By doing so, the integration activities are expected to be substantially completed by the end of the second quarter fiscal 2009. The company expects the additional acquisition-related cost savings, net of the remaining integration expenses, to be accretive by $.18 to $.20 per diluted share in fiscal 2009. Included in the accretion estimates are cost savings of approximately $225 million and estimated integration expenses of approximately $60 million and no acquisition-related closed store or debt modification charges. The cost savings are expected to come in the areas of merchandising, purchasing, advertising, distribution and administration.

“With the positive momentum in our core business, we’re in a good position to take on the upcoming integration. We expect to leverage our merchandising, systems, programs and best practices to improve the profitability of the Brooks and Eckerd stores in addition to reducing costs,” Sammons said. “Besides the $225 million we expect in annual savings, we believe we’ll see additional benefit from improving the front end productivity of the acquired stores, increased purchasing scale, rationalizing the store base and optimizing our distribution network.”

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid’s management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com. A playback of the call will be available on both sites starting at 12 p.m. Eastern Time today. A playback of the call will also be available by telephone for 48 hours beginning at 12 p.m. Eastern Time today until 12 p.m. Eastern Time on April 14. The playback number is 1-800-642-1687 from within the U.S. and Canada or 1-706-645-9291 from outside the U.S. and Canada with the seven-digit reservation number 4698658.

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Rite Aid Press Release - page 4

Rite Aid Corporation is one of the nation’s leading drugstore chains with annual revenues of approximately

$17.5 billion and more than 3,330 stores in 27 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through the company’s website at www.riteaid.com.

This press release may contain forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness, our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements, our ability to improve the operating performance of our existing stores in accordance with our long term strategy, our ability to hire and retain pharmacists and other store personnel, the efforts of private and public third-party payors to reduce prescription drug reimbursements and encourage mail order, competitive pricing pressures, continued consolidation of the drugstore industry, changes in state or federal legislation or regulations, the outcome of lawsuits and governmental investigations, general economic conditions and inflation, interest rate movements, access to capital and the ability of Rite Aid to consummate the transaction with Jean Coutu Group and realize the benefits of such transaction . Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as “may”, “will”, “intend”, “plan”, “project”, “expect”, “anticipate”, “could”, “should”, “would”, “believe”, “estimate”, “contemplate”, and “possible”.

See the 8-K furnished to the Securities and Exchange Commission on April 12, 2007 for definition, purpose and reconciliation of a non-GAAP financial measure referred to herein to the most comparable GAAP financial measure.

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RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	March 3, 2007	March 4, 2006
ASSETS
Current assets:
Cash and cash equivalents	$106,148	$76,067
Accounts receivable, net	374,493	354,949
Inventories, net	2,335,679	2,341,410
Prepaid expenses and other current assets	136,668	112,386
Total current assets	2,952,988	2,884,812
Property, plant and equipment, net	1,743,104	1,717,022
Goodwill	656,037	656,037
Other intangibles, net	178,220	193,228
Deferred tax assets	1,380,942	1,392,889
Other assets	179,733	144,383
Total assets	$7,091,024	$6,988,371

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of convertible notes, long-term debt and lease financing obligations	$16,184	$584,196
Accounts payable	902,807	862,192
Accrued salaries, wages and other current liabilities	670,934	696,936
Total current liabilities	1,589,925	2,143,324
Long-term debt, less current maturities	2,909,983	2,298,706
Lease financing obligations, less current maturities	174,121	168,544
Other noncurrent liabilities	754,149	770,876
Total liabilities	5,428,178	5,381,450

Commitments and contingencies	-	-
Stockholders’ equity:
Preferred stock - Series E	120,000	120,000
Preferred stock - Series G	129,917	121,207
Preferred stock - Series H	127,385	120,020
Preferred stock - Series I	116,415	116,074
Common stock	536,686	527,667
Additional paid-in capital	3,118,298	3,114,997
Accumulated deficit	(2,462,196)	(2,489,023)
Accumulated other comprehensive loss	(23,659)	(24,021)
Total stockholders’ equity	1,662,846	1,606,921
Total liabilities and stockholders’ equity	$7,091,024	$6,988,371

RITE AID CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (unaudited)

	Thirteen Weeks ended March 3, 2007	Fourteen Weeks ended March 4, 2006
Revenues	$4,562,069	$4,771,326
Costs and expenses:
Cost of goods sold	3,335,025	3,496,777
Selling, general and administrative expenses	1,123,273	1,157,029
Store closing and impairment charges	25,164	42,387
Interest expense	69,516	71,744
Loss on debt modifications and retirements, net	18,662	-
Gain on sale of assets and investments, net	(9,736)	(2,597)

	4,561,904	4,765,340

Income before income taxes	165	5,986

Income tax benefit	(14,932)	(1,240,387)

Net income	$15,097	$1,246,373

Basic and diluted income per share:

Numerator for income per share:
Net income	$15,097	$1,246,373
Accretion of redeemable preferred stock	(25)	(25)
Cumulative preferred stock dividends	(7,961)	(7,703)
Income attributable to common stockholders - basic	$7,111	$1,238,645
Add back - Interest on convertible debt	-	1,484
Add back - Cumulative preferred stock dividends	-	7,703
Income attributable to common stockholders - diluted	$7,111	$1,247,832

Denominator:
Basic weighted average shares	527,427	525,724
Outstanding options and restricted shares	19,867	6,620
Convertible debt	-	38,462
Convertible preferred stock - Series E	-	34,722
Convertible preferred stock - Series G	-	22,038
Convertible preferred stock - Series H	-	21,822
Convertible preferred stock - Series I	-	33,472

Diluted weighted average shares	547,294	682,860

Basic income per share	$0.01	$2.36
Diluted income per share	$0.01	$1.83

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Fifty-two Weeks ended March 3, 2007	Fifty-three Weeks ended March 4, 2006
Revenues	$17,507,719	$17,270,968
Costs and expenses:
Cost of goods sold	12,791,597	12,571,860
Selling, general and administrative expenses	4,370,481	4,307,421
Store closing and impairment charges	49,317	68,692
Interest expense	275,219	277,017
Loss on debt modifications and retirements, net	18,662	9,186
Gain on sale of assets and investments, net	(11,139)	(6,462)

	17,494,137	17,227,714

Income before income taxes	13,582	43,254

Income tax benefit	(13,244)	(1,229,752)

Net income	$26,826	$1,273,006

Basic and diluted (loss) income per share:

Numerator for (loss) income per share:
Net income	$26,826	$1,273,006
Premium to redeem preferred stock	-	(5,883)
Accretion of redeemable preferred stock	(102)	(102)
Cumulative preferred stock dividends	(31,455)	(32,723)
(Loss) income attributable to common stockholders - basic	$(4,731)	$1,234,298
Add back - Interest on convertible debt	-	5,936
Add back - Cumulative preferred stock dividends	-	32,723
Add back - Liquidation premium on preferred stock	-	5,883
(Loss) income attributable to common stockholders - diluted	$(4,731)	$1,278,840

Denominator:
Basic weighted average shares	524,460	523,938
Outstanding options and restricted shares	-	7,749
Convertible debt	-	38,462
Convertible preferred stock - Series E	-	34,722
Convertible preferred stock - Series F	-	9,804
Convertible preferred stock - Series G	-	22,038
Convertible preferred stock - Series H	-	21,822
Convertible preferred stock - Series I	-	18,131

Diluted weighted average shares	524,460	676,666

Basic (loss) income per share	$(0.01)	$2.36
Diluted (loss) income per share	$(0.01)	$1.89

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(In thousands)

	Thirteen Weeks ended March 3, 2007	Fourteen Weeks ended March 4, 2006

Reconciliation of net income to adjusted EBITDA:
Net income	$15,097	$1,246,373
Adjustments:
Interest expense	69,516	71,744
Recurring income tax benefit	(14,932)	(9,306)
Income tax valuation allowance reduction	-	(1,231,081)
Depreciation and amortization	69,079	65,015
LIFO charges (a)	16,168	9,354
Store closing and impairment charges	25,164	42,387
Stock-based compensation expense	6,480	5,042
Gain on sale of assets and investments, net	(9,736)	(2,597)
Loss on debt modifications and retirements, net (b)	18,662	-
Litigation settlements, net (c)	-	(20,000)
Legal and accounting expenses (d)	266	-
Non recurring Brooks Eckerd integration expenses (e)	2,824	-
Closed store liquidation expense (f)	1,457	4,023
Other	988	452
Adjusted EBITDA	$201,033	$181,406
Percent of revenues	4.41%	3.80%

Adjustment for impact of fourteenth week (g)	-	(15,000)
Thirteen week comparable adjusted EBITDA	$201,033	$166,406

Notes:

(a)	Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

(b)	Represents loss related to debt modifications and retirements, net.

(c)	Represents net impact of non-recurring litigation.

(d)	Charges consist primarily of fees paid for legal services related to defending against litigation related
	to prior management's business practices and to defend prior management.

(e)	Represents incremental costs related to the pending acquisition of Jean Coutu USA.

(f)	Represents costs to liquidate inventory at stores that are in the process of closing.

(g)	Represents the estimated additional EBITDA resulting from the extra week in the fourteen
	week period ended March 4, 2006

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(In thousands)

	Fifty-two Weeks ended March 3, 2007	Fifty-three Weeks ended March 4, 2006

Reconciliation of net income to adjusted EBITDA:
Net income	$26,826	$1,273,006
Adjustments:
Interest expense	275,219	277,017
Recurring income tax (benefit) expense	(13,244)	9,177
Income tax valuation allowance reduction and favorable tax settlements	-	(1,238,929)
Depreciation and amortization	270,307	249,755
LIFO charges (a)	43,006	32,191
Store closing and impairment charges	49,317	68,692
Stock-based compensation expense	22,331	20,261
Gain on sale of assets and investments, net	(11,139)	(6,462)
Loss on debt modifications and retirements, net (b)	18,662	9,186
Litigation settlements, net (c)	(1,294)	(32,444)
Legal and accounting expenses (d)	1,016	1,415
Non recurring Brooks Eckerd integration expenses (e)	3,566	-
Closed store liquidation expense (f)	8,628	10,236
Other	3,709	2,495
Adjusted EBITDA	$696,910	$675,596
Percent of revenues	3.98%	3.91%

Adjustment for impact of fifty-third week (g)	-	(15,000)
Fifty-two week comparable adjusted EBITDA	$696,910	$660,596

Notes:

(a)	Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

(b)	Represents loss related to debt modifications and retirements, net

(c)	Represents net impact of non-recurring litigation.

(d)	Charges consist primarily of fees paid for legal services related to defending against litigation related
	to prior management's business practices and to defend prior management.

(e)	Represents incremental costs related to the pending acquisition of Jean Coutu USA.

(f)	Represents costs to liquidate inventory at stores that are in the process of closing.

(g)	Represents the estimated additional EBITDA resulting from the extra week in the fifty-three
	week period ended March 4, 2006

RITE AID CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in thousands) (unaudited)

	Thirteen Weeks ended March 3, 2007	Fourteen Weeks ended March 4, 2006

OPERATING ACTIVITIES:
Net income	$15,097	$1,246,373
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	69,079	65,015
Store closing and impairment charges	25,164	42,387
LIFO charges	16,168	9,354
Gain on sale of assets and investments, net	(9,736)	(2,597)
Stock-based compensation expense	6,480	5,042
Loss on debt modifications and retirements, net	18,662	-
Changes in deferred taxes	(18,664)	(1,225,228)
Tax benefit from exercise of stock options	-	2,976
Proceeds from insured loss	593	24,319
Changes in operating assets and liabilities:
Net payments on accounts receivable securitization	(20,000)	(15,000)
Accounts receivable	(32,672)	(31,247)
Inventories	116,575	134,959
Prepaid expenses and other current assets	1,714	(49,483)
Other assets	21,079	(17,754)
Income taxes receivable/payable	8,733	(22,281)
Accounts payable	(40,124)	(39,722)
Other liabilities	(51,748)	(46,706)
Net cash provided by operating activities	126,400	80,407
INVESTING ACTIVITIES:
Expenditures for property, plant and equipment	(110,477)	(96,601)
Intangible assets acquired	(5,430)	(18,965)
Expenditures for business acquisition	(18,369)	-
Proceeds from sale-leaseback transactions	23,881	4,802
Proceeds from dispositions of assets and investments	1,634	5,259
Proceeds from insured loss	4,406	6,603
Net cash used in investing activities	(104,355)	(98,902)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	1,000,000	-
Net (payments to) proceeds from revolver	(575,000)	4,000
Proceeds from financing secured by owned property	15,455	2,649
Principal payments on long-term debt	(501,412)	(40,586)
Change in zero balance cash accounts	6,020	21,142
Excess tax deduction on stock options	1,153	-
Net proceeds from the issuance of common stock	16,085	6,072
Payments for preferred stock dividends	(3,845)	(3,845)
Deferred financing costs paid	(22,750)	-
Net cash used in financing activities	(64,294)	(10,568)
Decrease in cash and cash equivalents	(42,249)	(29,063)
Cash and cash equivalents, beginning of period	148,397	105,130
Cash and cash equivalents, end of period	$106,148	$76,067

RITE AID CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in thousands) (unaudited)

	Fifty-two Weeks ended March 3, 2007	Fifty-three Weeks ended March 4, 2006

OPERATING ACTIVITIES:
Net income	$26,826	$1,273,006
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	270,307	249,755
Store closing and impairment charges	49,317	68,692
LIFO charges	43,006	32,188
Gain on sale of assets and investments, net	(11,139)	(6,462)
Stock-based compensation expense	22,331	20,261
Loss on debt modifications and retirements, net	18,662	9,186
Changes in deferred taxes	(13,362)	(1,211,646)
Tax benefit from exercise of stock options	-	2,976
Proceeds from insured loss	593	24,319
Changes in operating assets and liabilities:
Net payments on accounts receivable securitization	20,000	180,000
Accounts receivable	(39,543)	(51,494)
Inventories	(37,275)	(63,445)
Prepaid expenses and other current assets	1,028	(62,061)
Other assets	13,427	(13,961)
Income taxes receivable/payable	1,454	(21,263)
Accounts payable	14,219	71,641
Other liabilities	(70,706)	(84,527)
Net cash provided by operating activities	309,145	417,165
INVESTING ACTIVITIES:
Expenditures for property, plant and equipment	(334,485)	(287,785)
Intangible assets acquired	(29,243)	(53,564)
Expenditures for business acquisition	(18,369)	-
Proceeds from sale-leaseback transactions	55,563	77,307
Proceeds from dispositions of assets and investments	9,348	26,355
Proceeds from insured loss	4,406	6,603
Net cash used in investing activities	(312,780)	(231,084)
FINANCING ACTIVITIES:
Proceeds from issuance of bank term debt	145,000	-
Proceeds from issuance of long-term debt	1,000,000	-
Net (payments to) proceeds from revolver	(234,000)	534,000
Principal payments on bank credit facilities	-	(448,875)
Proceeds from financing secured by owned property	26,527	8,001
Principal payments on long-term debt	(901,297)	(377,023)
Change in zero balance cash accounts	15,662	26,393
Excess tax deduction on stock options	1,587	-
Net proceeds from the issuance of common stock	20,386	11,562
Net proceeds from the issuance of preferred stock	-	116,885
Payments for the redemption of preferred stock	-	(123,533)
Payments for preferred stock dividends	(15,380)	(13,089)
Deferred financing costs paid	(24,769)	(7,156)
Net cash provided by (used in) financing activities	33,716	(272,835)
Increase (decrease) in cash and cash equivalents	30,081	(86,754)
Cash and cash equivalents, beginning of period	76,067	162,821
Cash and cash equivalents, end of period	$106,148	$76,067

RITE AID CORPORATION AND SUBSIDIARIES SUPPLEMENTAL INFORMATION RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED EBITDA GUIDANCE YEAR ENDING MARCH 1, 2008 (In thousands)

	Guidance Range
	Low	High

Reconciliation of net loss to adjusted EBITDA:

Net loss	$(128,900)	$(46,900)
Adjustments:
Interest expense	420,000	420,000
Income tax benefit, net	(69,000)	(26,000)
Depreciation and amortization	420,000	420,000
LIFO charge	60,000	60,000
Store closing, liquidation, and impairment charges	115,000	115,000
Non recurring Brooks-Eckerd integration expenses	145,000	145,000
Loss on debt modification	9,200	9,200
Stock-based compensation expense	30,000	30,000
Other	(1,300)	(1,300)
Adjusted EBITDA	$1,000,000	$1,125,000

Diluted loss per share	$(0.23)	$(0.11)